UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2013

Commission file number 1-14998

ATLAS PIPELINE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	23-3011077
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, 4th Floor

Pittsburgh, Pennsylvania 15275-1011

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (877) 950-7473

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 23, 2013, Patrick J. McDonie was appointed as the President of Atlas Pipeline Partners GP, LLC (the “General Partner”), the general partner of Atlas Pipeline Partners, L.P. (the “Partnership”). In connection with Mr. McDonie’s appointment as President, Eugene N. Dubay, the General Partner’s former President, resigned his position effective October 23, 2013, but will continue to serve as the Chief Executive Officer of the General Partner.

Mr. McDonie, age 53, has been Chief Operating Officer of the General Partner since July 2012 and will continue to serve in this position following his appointment as President. From May 2008 to July 2012, Mr. McDonie was the President of ONEOK Energy Services Company, a natural gas transportation, storage, supplier and marketing company. Before becoming President of ONEOK Energy Services Company, Mr. McDonie was its Senior Vice President of Origination and New Business Development from 2005 to 2008. Before that, from 1997 to 2000, Mr. McDonie was Director of Trading and then, from 2000 to 2005, Vice President of Trading, for ONEOK Gas Marketing Company.

Mr. McDonie’s employment will continue on the terms set forth in his employment agreement entered into on July 3, 2012 with the General Partner and Atlas Energy, L.P., the parent of the General Partner, as described in the Current Report on Form 8-K filed by the Partnership with the Securities and Exchange Commission on July 9, 2012.

Item 8.01.	Other Events

Effective October 24, 2013, the limited liability company agreement of the General Partner was amended and restated (as so amended and restated, the “Second Amended and Restated Limited Liability Company Agreement”). A copy of the Second Amended and Restated Limited Liability Company Agreement is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amended and Restated Limited Liability Company Agreement of Atlas Pipeline Partners GP, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS PIPELINE PARTNERS, L.P.

By: Atlas Pipeline Partners GP, LLC, its general partner

Date: October 29, 2013	By:	/s/ Robert W. Karlovich, III
	Name:	Robert W. Karlovich, III
	Its:	Chief Financial Officer of the General Partner

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Limited Liability Company Agreement of Atlas Pipeline Partners GP, LLC